Exhibit 99.2

PARAGON BIOSERVICES, INC.

UNAUDITED FINANCIAL STATEMENTS

As of and Three Months Ended March 31, 2019 and 2018

PARAGON BIOSERVICES, INC.

UNAUDITED BALANCE SHEETS

MARCH 31, 2019 AND DECEMBER 31, 2018

	March 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS
Cash	$19,241,610	$31,750,896
Contract Receivables, Net	37,256,491	17,693,332
Refundable Jobs Credit Receivable	1,452,164	1,025,183
Inventory	2,511,908	2,366,056
Deferred Contract Costs	13,536,710	—
Prepaid Expenses and Other Assets	1,989,938	982,434

Total Current Assets	75,988,821	53,817,901

PROPERTY AND EQUIPMENT, NET	132,396,939	100,756,601

OTHER ASSETS
Deposits and Other	1,575,477	1,354,600
Deferred Tax Asset	5,675,571	5,675,571

Total Other Assets	7,251,048	7,030,171

Total Assets	$215,636,808	$161,604,674

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts Payable	$13,088,733	$13,005,694
Accrued Expenses	13,845,503	9,653,622
Deferred Revenue	64,713,987	37,049,688
Capital Lease Obligations	9,928,109	4,137,596
Notes Payable	1,375,000	1,750,000
Deferred Rent	31,161	39,794

Total Current Liabilities	102,982,493	65,636,394

LONG-TERM LIABILITIES
Deferred Revenue	12,038,730	5,830,632
Capital Lease Obligations	77,407,019	69,026,510
Notes Payable	15,212,384	15,350,243
Deferred Rent	667,476	317,584

Total Long-Term Liabilities	105,325,609	90,524,969

Total Liabilities	208,303,102	156,161,363

STOCKHOLDERS’ EQUITY
Series B Preferred Stock, $0.001 Par Value; 1,702,000 Shares Authorized; 1,700,677 Shares Issued and Outstanding	1,701	1,701
Series A-1 Preferred Stock, $0.001 Par Value; 7,008,100 Shares Authorized; 7,003,038 Shares Issued and Outstanding	7,003	7,003
Series A Preferred Stock, $0.001 Par Value; 14,200,000 Shares Authorized; 13,740,458 Shares Issued and Outstanding	13,741	13,741
Junior Preferred Stock, $1 Par Value; 1,000,000 Shares Authorized, Issued, and Outstanding	1,000,000	1,000,000
Common Stock, $0.0003 Par Value; 40,000,000 Shares Authorized, 5,388,829 Shares Issued and Outstanding	1,413	1,412
Additional Paid-in Capital	25,762,354	25,651,422
Accumulated Deficit	(19,457,506)	(21,231,968)

Total Stockholders’ Equity	7,328,706	5,443,311

Total Liabilities and Stockholders’ Equity	$215,638,808	$161,604,674

See accompanying Notes to Financial Statements.

PARAGON BIOSERVICES, INC.

UNAUDITED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

THREE MONTHS ENDED MARCH 31, 2019 AND 2018

	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018
REVENUE
Contract Revenue	$34,098,947	$19,652,178

OPERATING EXPENSES
Cost of Contract Revenue	19,623,298	13,291,643
Selling, General and Administrative	7,330,964	3,831,389
Other Operating Costs	1,718,683	660,045

Total Operating Expenses	28,672,945	17,783,077

Income from Operations	5,426,002	1,869,101

OTHER EXPENSE
Interest Expense and Amortization of Debt Discount	(1,522,423)	(1,013,657)
Other Expense, Net	(20,879)	(494,011)

Total Other Expenses	(1,543,302)	(1,507,668)

Income Before Provision for Income Taxes	3,882,700	361,433
Provision for Tax Expense	(897,292)	—

NET INCOME AND COMPREHENSIVE INCOME	$2,985,408	$361,433

See accompanying Notes to Financial Statements.

PARAGON BIOSERVICES, INC.

UNAUDITED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

THREE MONTHS ENDED MARCH 31, 2019 and 2018

	Series B Preferred Stock		Series A-1 Preferred Stock		Series A Preferred Stock		Junior Preferred Stock		Common Stock		Additional Paid-in Capital	Retained Earnings (Deficit)	Total Stock- holders’ Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE, DECEMBER 31, 2018	1,700,677	$1,701	7,003,038	$7,003	13,740,458	$13,741	1,000,000	$1,000,000	5,388,829	$1,412	$25,651,422	$(21,231,968)	$5,443,311

Cumulative effect due to change in Accounting Principle (ASU 2014-09)												(1,210,946)	(1,210,946)
Exercise of Common Stock Options	—	—	—	—	—	—	—	—		—		—	—
Stock-Based Compensation	—	—	—	—	—	—	—	—			110,932	—	110,932
Net Income	—	—	—	—	—	—	—	—	—	—	—	2,985,405	2,985,405

BALANCE, MARCH 31, 2019	1,700,677	$1,701	7,003,038	$7,003	13,740,458	$13,741	1,000,000	$1,000,000	5,388,829	$1,412	$25,762,354	$(19,457,506)	$7,328,705

	Series B Convertible Preferred Stock		Series A-1 Convertible Preferred Stock		Series A Convertible Preferred Stock		Junior Preferred Stock		Common Stock		Additional Paid-in Capital	Retained Deficit	Total Stock- holders’ Equity (Deficit)
	Share	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE, DECEMBER 31, 2017	—	$—	4,000,000	$4,000	13,740,458	$13,741	1,000,000	$1,000,000	5,198,812	$1,362	$16,870,094	$(32,712,602)	$(14,823,405)

Exercise of Common Stock Options	—	—	—	—	—	—	—	—	9,484	—		—	—
Stock-Based Compensation	—	—	—	—	—	—	—	—	—	—	62,701	—	62,701
Net Income	—	—	—	—	—	—	—	—	—	—	—	361,433	361,433

BALANCE, MARCH 31, 2018	—	$—	4,000,000	$4,000	13,740,458	$13,741	1,000,000	$1,000,000	5,208,296	$1,362	$16,932,795	$(32,351,169)	$(14,399,271)

See accompanying Notes to Financial Statements.

PARAGON BIOSERVICES, INC.

UNAUDITED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31, 2019 AND 2018

	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$2,985,408	$361,433
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	1,402,629	756,701
Interest and Amortization of Debt Issuance Costs	112,141	316,199
Stock-Based Compensation Expense	110,932	62,701
Net Effect of Change in Accounting Principle	(1,210,946)	—
Effects of Changes in Operating Assets and Liabilities:
Contract Receivable	(19,563,159)	(1,668,985)
Refundable Job Credit Receivable	(426,980)	(212,766)
Inventory	(145,852)	86,132
Deferred Contract Costs	(13,536,710)	—
Prepaid Expenses and Other Assets	(1,007,504)	(8,513)
Deposits and Other	(220,877)	(78,048)
Accounts Payable and Accrued Expenses	4,274,921	2,247,617
Deferred Revenue	33,872,398	562,178
Deferred Rent	341,258	110,449

Net Cash Provided by Operating Activities	6,987,659	2,535,098

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property and Equipment	(17,761,659)	(1,940,950)

Net Cash Used by Investing Activities	(17,761,659)	(1,940,950)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Sale-Lease Back	3,347,381	609,641
Repayments of Notes Payable	(625,000)	(333,333)
Repayments of Capital Lease Obligations	(4,457,667)	(1,135,162)

Net Cash Used by Financing Activities	(1,735,286)	(858,854)

NET DECREASE IN CASH	(12,509,286)	(264,706)

Cash—Beginning of Period	31,750,896	3,754,658

CASH—END OF PERIOD	$19,241,610	$3,489,952

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid for Interest	$767,842	$201,966

NON-CASH FINANCING ACTIVITY
Purchase of Equipment through Capital Lease	$15,281,307	$629,941

See accompanying Notes to Financial Statements.

PARAGON BIOSERVICES, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2019 AND 2018

NOTE 1    DESCRIPTION OF BUSINESS AND ORGANIZATION

Paragon Bioservices, Inc. (the “Company” or “Paragon”) is a private-equity backed contract development and manufacturing organization (CDMO) incorporated in the State of Delaware. The Company’s principal business is the development and manufacturing of biopharmaceuticals on a contract basis for clients. Paragon specializes in viral vectors-based gene therapies, advanced vaccines, monoclonal antibodies, and recombinant proteins. The Company provides process development, analytical development, and cGMP manufacturing and testing services for pre-clinical and Phase I/II clinical activities.

NOTE 2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying financial statements are prepared utilizing the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2019 are not necessarily indicative of the results that may be expected for the year ending December 31, 2019. The consolidated balance sheet at December 31, 2018 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by GAAP for complete financial statements.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 outlines a single comprehensive model to account for revenue arising from contracts with clients; such guidance supersedes most current revenue recognition guidance, including industry-specific guidance. The Company adopted the guidance as of January 1, 2019 using the modified retrospective approach, applied only to contracts that were not yet completed as of that date. The Company recorded a cumulative effect adjustment to the January 1, 2019 opening balance of its accumulated deficit upon adoption of this guidance, which increased beginning accumulated deficit by $1,200,000.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires recording of assets and liabilities that arise from leases currently classified as operating leases under current GAAP. This new guidance will be effective for Paragon beginning in 2020, and for interim periods beginning in 2021. The Company is currently evaluating the impact that this standard will have on its financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Contract Receivables

Contract receivables are recorded net of an allowance for doubtful accounts. Management determines the allowance by regularly evaluating individual customer accounts, including considering a client’s total account balance, the aging of individual invoices, payment history, overall information on contract activities, and publicly available information. All accounts or portions thereof deemed to be uncollectible or requiring an excessive collection cost are written off against the allowance.

Inventory

Inventory consists of raw materials which are purchased for the execution of client contracts and may also include labor and overhead. Such amounts are recorded at the lower of cost or net realizable value, on the first-in, first-out method.

Property and Equipment

Property and equipment are recorded at cost and are presented on the balance sheet net of depreciation and amortization. Expenditures for major additions and improvements are capitalized, and maintenance, repairs, and minor replacements are charged to expense as incurred. When property and equipment is retired, or otherwise disposed of, the cost and accumulated depreciation or amortization is removed from the accounts and any resulting gain or loss is included in the results of operations for the period of disposition. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, generally ranging from five to ten years. Amortization of leasehold improvements and capital lease assets is computed on a straight-line basis over the lesser of the estimated useful lives of the underlying assets or the terms of the related leases.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount of the assets to future undiscounted future cash flows expected to be realized. If the carrying amount exceeds the undiscounted future cash flows then the Company completes an assessment of fair value of the related asset or asset group. Any carrying value in excess of fair value is recognized as an impairment charge to operations.

Leases

The Company leases the majority of its facilities and enters into other lease agreements in conducting its business. At the inception of each lease, the Company evaluates the lease agreement to determine whether the lease is an operating or capital lease. Upon significant modifications or amendments to lease agreements, the Company reassesses its lease determination. Operating lease expenses are recognized in the statements of operations on a straight-line basis over the term of the related lease. Some of the Company’s lease agreements may contain renewal options, tenant improvement allowances, rent holidays or rent escalation clauses. When such items are included in a lease agreement, the Company records a deferred rent asset or liability on the balance sheet equal to the difference between the rent expense and cash rent payments.

The cost of property and equipment acquired under capital lease arrangements represents the lesser of the present value of the minimum lease payments or the fair value of the leased asset as of the inception of the lease.

Debt Issuance Costs and Original Issue Discounts

The Company records the cost of any debt issuances and any discount on such issuance (original issue discount or “OID”) as a contra liability. Such amounts are amortized on a straight-line method over the term of the applicable debt, which approximates the effective interest method, the amortization being included in interest expense for the applicable period. The balance on the contra-liability is reflected as a reduction of the related debt item in the balance sheets.

Revenue Recognition

The Company derives revenue from the delivery of process development, pre-clinical and Good Manufacturing Practices (“GMP”) manufacturing services to client in the pharmaceutical and biotechnology industries. The Company measures revenue from customer based on the consideration specified in its contract. Payments are typically due 30-60 days following the completion of services provided to the customer based on the payment terms set forth in the applicable customer contract. Certain contracts require a portion of the contract consideration to be received in advance at the commencement of the contract and is initially recorded as a contract liability.

The Company’s contracts with its customers generally consist of an integrated/bundled service offering under a long-term, fixed-price contract. This service offering is combined into a single performance obligation.

A performance obligation is a promise in a contract to transfer a distinct product or service to a customer and is the unit of account under Topic 606. For contracts with multiple performance obligations, the Company allocates the contract’s transaction price to each performance obligation on a relative standalone selling price basis using the Company’s best estimate of the standalone selling price of each distinct product or service in the contract. The primary method used to estimate standalone selling price is the price observed in standalone sales to customers, however when prices in standalone sales are not available the Company may use third-party pricing for similar products or services or estimate the standalone selling price. Allocation of the transaction price is determined at a contract’s inception.

Once the performance obligations in the contract have been identified, the Company estimates the transaction price of the contract. The estimate includes amounts that are fixed as well as those that can vary based on expected outcomes of the activities or contractual terms. The Company’s variable consideration primarily includes consideration transferred under its CMO arrangements. When a contract’s transaction price includes variable consideration, the Company evaluates the estimate of the variable consideration to determine whether the estimate needs to be constrained; therefore, the Company includes the variable consideration in the transaction price only to the extent that it is probable that a significant reversal of the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. Variable consideration estimates are updated at each reporting date. There were no constraints or material changes to the Company’s variable consideration estimates as of or during the three months ended March 31, 2019.

To indicate the transfer of control for the Company’s contract manufacturing services, it must have a present right to payment, legal title must have passed to the customer, and the customer must have the significant risks and rewards of ownership. Revenue for long-term development contracts is generally recognized based upon the cost-to-cost (including direct labor hours) measure of progress, provided that the Company meets the criteria associated with transferring control of the good or service over time.

Changes in estimates of direct labor to complete a contract can result in a change in the estimated contract profitability, either favorably or unfavorably. Contract charges or benefits as a result of these changes are recorded in the period in which they are determined.

A small portion of the Company’s contracts provide for services under time-and-materials arrangements. Revenue for such contracts is recognized based on the hours incurred at the negotiated contract billing rates, plus the cost of any allowable material costs and out-of-pocket expenses. The material costs and out-of-pocket expenses are part of the contract’s transaction price, subject to the same accounting guidance (e.g., variable consideration). The costs that the Company incurs are treated as fulfillment costs and recognized within cost of contract revenue.

Because the goods or services giving rise to the out-of-pocket costs do not transfer a good or service to the customer, the reimbursements are presented on a gross basis. The Company acts as a principal in transactions when the Company controls the goods or services before they are delivered to the customer. The Company considers whether it is responsible for the good or service meeting customer specifications, has inventory risk and sets pricing.

Unbilled receivables and contract liabilities are recorded on the accompanying balance sheets. Unbilled receivables represent revenue recognized on uncompleted longer-term fixed-price contracts in excess of billings and are contract assets. Conversely, contract liabilities represent contract consideration received in excess of revenue recognized.

As of March 31, 2019, the Company had $175,600,000 of remaining performance obligations, which is also referred to as total backlog. Of that total backlog, the Company expects to recognize approximately 68% in the nine months ended December 31, 2019.

As of March 31, 2019 and December 31, 2018, there were $6,000,000 and $2,700,000, respectively, of revenues in excess of billings and $76,800,000 and $42,900,000, respectively, of billings in excess of revenues on long-term contracts in the balance sheets.

In some circumstances, customers are billed in advance of revenue recognition, resulting in contract liabilities. As of December 31, 2018, total contract liabilities were $42,900,000. During the three months ended March 31, 2019, revenue recognized that was included in the contract liability balance at the beginning of the year was $34,000,000. As of March 31, 2019, total contract liabilities were $76,800,000.

Stock-Based Compensation

The Company accounts for stock-based compensation awards based on the fair value as of the grant date estimated in accordance with the provisions of FASB ASC 718, Compensation—Stock Compensation. The Company recognizes compensation expense for stock-based compensation awards over the requisite service period of the award.

Income Taxes

Income taxes in the financial statements generally consist of taxes currently due and deferred taxes. Deferred income tax assets and liabilities result from timing differences between the recognition of income and expense for financial reporting and income tax purposes. The estimated future tax consequences of these timing differences are recorded as deferred tax assets and liabilities in the financial statements. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized.

The deferred taxes are measured using enacted tax rates expected to apply to taxable income in the years in which the timing differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date of such change.

The Company recognizes the tax benefit from an uncertain tax position only if it is more-likely-than-not that the position will be sustained upon examination by the taxing authorities, including resolutions of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit that is recorded for these positions is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company adjusts the level of the liability to reflect any subsequent changes in the relevant facts surrounding the uncertain positions. Any interest and penalties on uncertain tax positions are included within the tax provision.

Self-Insurance Programs

The Company self-insures for certain levels of employee medical coverage. The Company makes an estimate of costs incurred but not yet reported. These estimates are based upon historical experience. Changes in estimate are recognized within the period identified.

NOTE 3    CONTRACT RECEIVABLES

Contract receivables consist of the following:

	March 31, 2019	December 31, 2018
Accounts Receivables	$31,262,039	$15,025,856
Unbilled Receivables	5,994,452	2,667,476

	37,256,491	17,693,332
Allowance for Doubtful Accounts	—	—

Contract Receivable, Net	$37,256,491	$17,693,332

NOTE 4    INVENTORY

Inventory consist of the following:

	March 31, 2019	December 31, 2018
Raw Materials and Supplies	$1,970,577	$2,334,403
Work in Process—Labor, Materials and Overhead	541,331	31,653

Total Inventory	$2,511,908	$2,366,056

NOTE 5    PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	March 31, 2019	December 31, 2018
Buildings	$41,203,947	$41,203,947
Leasehold Improvements	24,872,989	25,079,050
Equipment & Vehicle	19,657,163	18,742,716
Furniture	552,810	537,719
Computer Hardware and Software	1,371,358	1,260,515
Construction in Progress	66,399,056	34,820,419

	154,057,323	121,644,366
Less: Accumulated Depreciation and Amortization	(21,660,384)	(20,887,765)

Property and Equipment, Net	$132,396,939	$100,756,601

The following is a summary of the leased assets included in property and equipment:

Buildings and Leasehold Improvements	$60,972,844
Equipment	13,441,802
Less: Accumulated Depreciation	(7,159,241)

Total	$67,255,405

Depreciation and amortization expense, inclusive of $1,323,000 and $710,000 attributed to capital lease assets, was approximately $1,403,000 and $757,000 during the three months ended March 31, 2019 and 2018, respectively.

NOTE 6    NOTES PAYABLE AND BANK CREDIT FACILITY

Notes payable consist of the following:

	March 31, 2019	December 31, 2018
Note payable to bank (less unamortized debt issuance costs of $6,131 and $39,820, respectively), interest of Prime plus 1.50% per annum (7.00%), monthly principal payments of $83,333 plus interest from November 2017 through October 2020, secured by substantially all assets of the Company	$1,493,869	$1,726,640
Note payable to landlord (related party) (less unamortized debt issuance costs of $15,476 and $30,623, respectively), interest of 10% per annum, monthly principal payments of $125,000 plus interest through maturity in June 2019	359,525	747,012
Subordinated notes payable to shareholders (less unamortized debt issuance costs of $496,742), interest of 14.00% per annum, interest of 12% per annum is due monthly, while the remaining interest of 2% per annum (“PIK interest”) is accrued monthly, principal and PIK interest are due in full on August 3, 2023, the notes are secured by a second lien on substantially all assets of the Company	14,733,990	14,626,591

Total	16,587,384	17,100,243
Less: Current Portion	(1,375,000)	(1,750,000)

Note Payable, Non-Current	$15,212,384	$15,350,243

In 2018, the Company entered into three amendments to the Revolving Bank Credit Facility to (i) increase the permitted indebtedness, as defined, from $3,000,000 to $20,000,000, (ii) increase available funds on the revolving credit facility from $7,000,000 to $10,000,000, and (iii) require the Company to execute a $15,000,000 debt financing and a $5,000,000 issuance of Series B Preferred Stock by August 15, 2018. These amendments were treated as debt modifications.

The Revolving Bank Credit Facility agreement requires the Company to maintain certain financial and non-financial covenants. The Company was in compliance with these covenants as of March 31, 2019 and believes it will remain in compliance for at least a year beyond the issuance of these financial statements. No amounts were outstanding under the Revolving Bank Credit Facility at March 31, 2019 or December 31, 2018.

In August 2018, the Company entered into a Loan and Security agreement for a $15,000,000 term loan facility. Contemporaneously with the closing of the loan, the Company issued Series B Preferred Stock in an aggregate amount of $5,000,000, of which $3,000,000 was issued to the holders of the term loan, and the remaining $2,000,000 being issued to certain holders of Series A Preferred shares.

In 2019, the Company entered into an amendment to the Revolving Bank Credit Facility to increase available funds from $10,000,000 to $12,000,000.

Interest expense from notes payable totaled approximately $382,000 and $122,000 for the three months ended March 31, 2019 and 2018, respectively. In connection with the Company’s construction in progress, substantially all interest amounts have been capitalized.

NOTE 7    CAPITAL LEASE OBLIGATIONS

The Company’s facility leases under capital lease arrangements have an interest rate of 9.5% and terms ranging from 17 to 28 years. Additionally, The Company leases various equipment under capital lease agreements with interest rates ranging from 6.3% to 17.5%, and terms ranging from 36 to 60 months. The following is a schedule showing the future minimum lease payments under capital leases:

The following is a schedule showing the future minimum lease payments under capital leases:

Years Ending March 31,
2020	$15,534,291
2021	14,652,728
2022	12,278,314
2023	10,195,381
2024	7,592,105
Thereafter	122,118,222

Total Minimum Lease Payments	182,371,041
Less: Amount Representing Interest	(95,035,913)

Present Value of Minimum Lease Payments	87,335,128
Less: Current Portion	(9,928,109)

Long-Term Portion	$77,407,019

NOTE 8    STOCKHOLDERS’ EQUITY

The Company is authorized to issue 40 million shares of common stock with a par value of $0.0003, and 23,900,000 shares of preferred stock, of which 1,702,000 shares are designated as Series B Preferred Stock with a par value of $0.001 (“Series B”), 7,008,100 shares are designated as Series A-1 Preferred Stock with a par value of $0.001 (“Series A-1”), 14,200,000 shares are designated as Series A Preferred Stock with a par value of $0.001 (“Series A”) (collectively referred to as “Senior Convertible Preferred”), and 1,000,000 shares are designated as Junior Preferred Stock with a par value of $1.00 (“Junior Preferred”). No dividends have been declared on any series of authorized stock.

Senior Convertible Preferred

The Series B terms include a 7% per annum cumulative compounding dividend, senior liquidation preference of one (1) multiplied by the original issue price, voting privileges, and rights to convert into shares of common stock. Each share of Series B is convertible, at the option of the holder, at any time into a number of shares of common stock as is determined by dividing the Series B original issue price by the Series B conversion price, as defined in the Company’s certificate of incorporation, but generally equal to the original issue price making the conversion equal to one (1) share of common for each Share of Series B. Series B liquidating preference including cumulative dividends was approximately $5,232,000 and $5,144,000 as of March 31, 2019 and December 31, 2018, respectively.

The Series A-1 terms include a 7% per annum cumulative compounding dividend, liquidation preference of one and one half (1.5) multiplied by the original issue price, voting privileges, and rights to convert into shares of common stock. Each share of the Series A-1 is convertible, at the option of the holder, at any time into a number of shares of common stock determined by dividing the Series A-1 original issue price by the Series A-1 conversion price, as defined in the Company’s certificate of incorporation, but generally equal to the original issue price making the conversion equal to one (1) share of common for each Share of Series A-1. The Series A-1 liquidating preference including cumulative dividends was approximately $11,706,000 and $11,569,000 as of March 31, 2019 and December 31, 2018, respectively.

The Series A terms include a 7% per annum cumulative, compounding dividend, liquidation preference of one (1) multiplied by the original issue price, voting privileges, and rights to convert into shares of common stock. Each share of the Series A is convertible, at the option of the holder, at any time into a number of shares of common determined by dividing the Series A original issue price by the Series A conversion price, as defined in the Company’s certificate of incorporation, but generally equal to the original issue price making the conversion equal to one (1) share of common for each Share of Series A. The Series A liquidation preference including cumulative dividends was approximately $18,951,000 and $18,236,000 as of March 31, 2019 and December 31, 2018, respectively.

Holders of the various classes of Senior Convertible Preferred shares can force redemption by the Company of such shares at any time on or after August 6, 2020 if 66.7% of the then outstanding shares of Series A-1 request redemption. The redemption price is the greater of (i) the original issue price per share of the Series A-1 multiplied by 1.5 for shares of Series A-1 and 1.0 for each share of Series A and Series B, plus all accrued and unpaid dividends, or (ii) the fair market value of such shares on the redemption date. Holders of the Series B can also force redemption by the Company of such shares at any time on or after July 31, 2023 provided certain terms and conditions are met including prepayment of the subordinated notes payable to shareholders (see Note 6).

Junior Preferred

The Junior Preferred have terms that include a 7% per annum cumulative non-compounding dividend and certain liquidation preferences. Junior Preferred liquidation preference including cumulative dividends was approximately $1,311,000 and $1,293,000 as of March 31, 2019 and December 31, 2018, respectively.

Warrants

During the year ended December 31, 2016, the Company granted a vendor fully-vested warrants to purchase up to 300,000 shares of the Company’s Common stock at a price of $0.59 per share. Such warrants expire on February 26, 2023. The fair value of these warrants was determined to be immaterial to the financial statements.

During the year ended December 31, 2014, the Company granted two vendors fully-vested warrants to purchase up to 380,000 shares of the Company’s Series A preferred stock at prices of $1.00 and $1.10 per share, which are subject to anti-dilution provisions. The fair value of the above warrants was determined to be immaterial to the financial statements.

During the years ended December 31, 2016 and 2015, the Company granted investors in new issuance of Series A-1 preferred stock fully-vested warrants to purchase up to 400,000 shares of the Company’s Series A-1 preferred stock a price of $.01 per share. Such warrants expire between 2025 and 2026.

NOTE 9    COMMITMENTS AND CONTINGENCIES

The Company is obligated as a lessee under non-cancelable operating leases for office space, facilities, and equipment, with lease terms through December 2034. For office space and facilities leases, the leases provide for annual escalations and pro-rata share of common area operating expenses.

The following are the minimum annual lease payments under all operating leases:

Years Ending March 31,
2020	$1,359,052
2021	818,403
2022	624,382
2023	606,538
2024	527,099
Thereafter	196,219

Total	$4,131,693

Total rent expense for the three months ended March 31, 2019 and 2018 was approximately $1,126,000 and $301,000, respectively.

Contingencies

From time to time, the Company is involved in various legal proceedings in the ordinary course of its business. Although management of the Company cannot predict the outcome of these legal proceedings with certainty, it does not believe that the ultimate resolution of these legal proceedings will have a material effect on the Company’s financial statements.

NOTE 10    401(K) RETIREMENT PLAN

As of January 1, 2007, the Company established an employee retirement plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. Under the plan, the Company matches eligible employee contributions up to 4% of their respective qualifying compensation. Total Company contributions were approximately $235,000 and $134,000 for the three months ended March 31, 2019 and 2018, respectively.

NOTE 11    OTHER OPERATING COSTS

Other operating costs related principally to rents and other costs incurred during construction of an office and manufacturing space for the three months ended March 31, 2019 and 2018, respectively.

NOTE 12    OTHER EXPENSES

Other Expense reported on the accompanying Statements of Operations and Comprehensive Income consist of interest expense and other expenses. Interest expense totaled approximately $1,522,000 and $1,014,000 for the three months ended March 31, 2019 and 2018, respectively. Other non-recurring expenses, including transaction costs, totaled approximately $21,000 and $494,000 for the three-months ended March 31, 2019 and 2018, respectively.

NOTE 13    INCOME TAXES

The Company had an income tax expense of $897,000 and $0 for the three months ended March 31, 2019 and 2018, respectively. As of December 31, 2018, the Company was in a cumulative three-year income position and based upon the weight of positive evidence, concluded that its deferred tax assets were more likely than not to be realized. The Company reversed the valuation allowance resulting in a provision benefit for the year ended December 31, 2018.

U.S. Tax Reform

On December 22, 2017, the U.S. government enacted wide-ranging tax legislation, the Tax Cuts and Jobs Act (the “2017 Tax Act”). The 2017 Tax Act significantly revises U.S. tax law by, among other provisions, (a) lowering the applicable U.S. federal statutory income tax rate from 35% to 21% and (b) eliminating or reducing certain income tax deductions, such as interest expense, executive compensation expenses, and certain employee expenses.

NOTE 14    CONCENTRATION OF RISK

Credit Risk

Credit risk is inherent in financial instruments, which include cash and accounts receivable. The Company’s cash consists of highly liquid, U.S. dollar instruments of high-credit-quality financial institutions. The Company maintains cash deposits in excess of the limits insured by the Federal Deposit Insurance Corporation. The Company utilizes banking institutions with good credit histories and ratings, and, accordingly, management believes the credit risk within cash is minimal. Although the Company grants credit to its clients in the normal course of business, the Company generally conducts business with large well-funded companies and closely monitors client account balances; accordingly, management believes the credit risk within accounts receivable is minimal.

Major Customers

Three commercial clients accounted for a combined total of 50% and 44% of the Company’s contract revenue for the three months ended March 31, 2019 and 2018, respectively, and for approximately 57% and 48% of the contract receivable balance for the three months ended March 31, 2019 and 2018, respectively.

NOTE 15    REFUNDABLE JOBS CREDIT

The Company received approval for the One Maryland Tax Credit (the “Program”) related to the build-out of its development and manufacturing facility in 2011. Under the Program, the Company qualified for the refundable jobs credits because the project was in a qualified area and, project costs and new hires for that facility exceeded certain thresholds. Refundable jobs credits were approximately $1,452,000 and $1,025,000 as of March 31, 2019 and December 31, 2018, respectively, and such amounts were recorded as a reduction of compensation expense.

NOTE 16    SUBSEQUENT EVENTS

On May 17, 2019, the Company was acquired through a stock sale by Catalent Pharma Solutions, Inc. for $1,200,000,000, subject to adjustment. On the date of acquisition all outstanding notes payable and related accrued interest were paid in full.

Management evaluated subsequent events through June 21, 2019, the date the financial statements were issued.